UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 29, 2026
Date of Report (date of earliest event reported)

STEPSTONE GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39510		84-3868757
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

277 Park Avenue, 45th Floor	New York,	NY	10172
(Address of Principal Executive Offices)			(Zip Code)
(212) 351-6100
Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	STEP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities

The information provided under Item 8.01 below is incorporated herein by reference to the extent responsive to Item 3.02.

Item 8.01. Other Events.

On May 29, 2026, StepStone Group Inc., a Delaware corporation (the “Company”) and StepStone Group LP, a Delaware limited partnership (the “Partnership”), completed the third exchange (the “2026 Exchange”) as part of the previously announced transactions to acquire equity interests of StepStone Group Real Estate LP, a Delaware limited partnership (“SRE”), StepStone Group Real Assets LP, a Delaware limited partnership (“SRA”) and StepStone Group Private Debt AG, a private company limited by shares incorporated in the canton of Zurich (“SPD”, and collectively with SRE and SRA, the “Asset Class Entities”, and each, an “Asset Class Entity”) pursuant to (i) the Transaction Agreement (as may be amended from time to time, the “SRE Transaction Agreement”), dated as of February 7, 2024, by and among SRE and the other parties thereto, (ii) the Transaction Agreement (as may be amended from time to time, the “SRA Transaction Agreement”), dated as of February 7, 2024, by and among SRA and the other parties thereto, and (iii) the Transaction Agreement (as may be amended from time to time, the “SPD Transaction Agreement”), dated as of February 7, 2024, by and among SPD, SC Partner LP, a Cayman Islands exempted limited partnership (the “SPD Seller”) and the other parties thereto.

The portion of the equity interests acquired in the 2026 Exchange was approximately 5% of each Asset Class Entity. As a result of the 2026 Exchange, the Partnership now owns approximately 65% of the outstanding equity interests of SRE, 65% of the outstanding equity interests of SRA and 65% of the outstanding equity interests of SPD. The amount of consideration delivered was calculated using exchange ratios based on a formula establishing an assumed value of each Asset Class Entity based on its estimated adjusted net income, relative to an adjusted trading multiple for the Company’s Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), relative to the Company’s estimated adjusted net income. The aggregate consideration paid by the Company and the Partnership in the 2026 Exchange, inclusive of adjustments arising under the Transaction Agreements, was (i) approximately $10 million in cash (or approximately $11 million before giving effect to adjustments), (ii) 972,685 shares of Class A Common Stock, and (iii) 2,438,273 Class D Units of the Partnership (the “Class D Units”).

The Class A Common Stock and Class D Units issued at the closing of the 2026 Exchange were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or other applicable securities laws, in reliance upon the exemption set forth in Section 4(a)(2) under the Securities Act. The Class A Common Stock issued to SPD Seller at the closing of the 2026 Exchange are subject to certain transfer restrictions set forth in the SPD Transaction Agreement. One share of Class A Common Stock will be issuable upon exchange of each Class D Unit and such issuances will be made in reliance upon the exemption set forth in Sections 3(a)(9) and/or 4(a)(2) under the Securities Act.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPSTONE GROUP INC.

Date: June 1, 2026	By:	/s/ Jennifer Y. Ishiguro
Jennifer Y. Ishiguro
Chief Legal Officer & Secretary